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EXHIBIT 10.1

ASSET PURCHASE AGREEMENT
BETWEEN
UNITED ARTISTS THEATRE GROUP
AND
UNITED ARTISTS THEATRE CIRCUIT, INC.

JUNE 6, 2003

ASSET PURCHASE AGREEMENT

        THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of June 6, 2003 (the "Closing Date") between United Artists Theatre Circuit, Inc., a Maryland corporation ("Seller"), and United Artists Theatre Group, a Delaware corporation ("Buyer").

        WHEREAS, Seller operates the movie theatres identified on Schedule 1 attached hereto (the "Theatres");

        WHEREAS, in connection with its operation of the Theatres, Seller is the owner of the Theatre Assets (defined below); and

        WHEREAS, Seller desires to sell, and Buyer desires to purchase from Seller, all of the Theatre Assets at the price and upon the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.     DEFINITIONS

        For all purposes of this Agreement, the capitalized terms specified in Exhibit A shall have the meanings set forth in that Exhibit A, except as otherwise expressly provided herein.

2.     SALE AND PURCHASE OF ASSETS

  2.1.  Sale and Purchase of Assets

          On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof, Seller agrees to sell, transfer and assign to Buyer, and Buyer agrees to purchase, accept and assume from Seller, the Theatre Assets at the purchase price specified in Section 2.4 free and clear of all Encumbrances.

  2.2.  Assumption of Liabilities

          At the Closing, Buyer shall assume the Assumed Liabilities to be performed on or after the Closing Date.

  2.3.  Excluded Liabilities

          Except for the Assumed Liabilities, Buyer does not assume, and shall not be deemed by virtue of this Agreement or any other action or inaction to assume, and Seller shall remain liable for any liability or obligation, direct or indirect, absolute or contingent, of Seller or any Subsidiary, division, associate or Affiliate of Seller, or of any Person, arising out of or relating to (i) Taxes with respect to or attributable to the Theatre Assets for all taxable periods through and including the Closing Date (including all Taxes associated with the transfer of the Theatre Assets to Buyer), (ii) Taxes with respect to or attributable to the properties, business or operations of Seller or any Subsidiary, division, associate or Affiliate of Seller, (iii) Taxes of Seller with respect to or attributable to the transactions contemplated hereby, (iv) any liability arising out of or relating to any Litigation or any other claim or cause of action relating to Seller's business, operations, assets or liabilities arising out of facts or circumstances existing prior to the Closing, or (v) any other liabilities or obligations of Seller or any Subsidiary, division, associate or Affiliate of Seller, or of any Person (collectively, the "Excluded Liabilities").

  2.4.  Purchase Price

          In consideration of the Theatre Assets, Buyer shall at the Closing pay Seller Two Hundred Ninety One Million Two Hundred Ninety Eight Thousand Six Hundred Fifty Dollars ($291,298,650.00) in immediately available funds plus the Assumed Liabilities (the "Purchase Price").

  2.5.  Assignment of Theatre Leases, Contracts and Permits

            (a)   To the extent that the assignment of all or any portion of any Contract or Permit shall require the consent of the other party thereto or any other third party and such consent has not been obtained as of the Closing Date, this Agreement shall not constitute an agreement to assign any such Contract or Permit included in the Theatre Assets if an attempted assignment without any such consent would constitute a breach or violation thereof.

            (b)   If one or more of such consents have not been obtained at or prior to the Closing Date, Seller shall use its best efforts to:

              (1)   provide Buyer the benefits of each such applicable Contract and Permit;

              (2)   cooperate in any reasonable and lawful arrangement designed to provide such benefits to Buyer, without incurring any financial obligations to Buyer; and

              (3)   enforce to the fullest extent permitted by any applicable law for the account of Buyer any and all rights of Seller against all other parties thereto (including the termination of such applicable Contract or Permit, as the case may be, in accordance with the terms thereof on the advice of Buyer).

  2.6.  Prorations

            (a)   Personal property taxes for the Theatre Assets for 2003 shall be prorated, based on property taxes assessed for 2002, and allocated among (i) Seller for the period prior to and including the Closing Date and (ii) Buyer for the period after the Closing Date.

            (b)   If final readings are not obtained for utility services in connection with the Theatre Leases for which the lessee is liable (such as gas, electric, water, or sewer), the charges therefore shall be prorated and allocated among (i) Seller for the period prior to and including the Closing Date and (ii) Buyer for the period after the Closing Date. All rent, Taxes, insurance and other costs payable by the lessee in connection with the Theatre Leases shall be prorated and allocated among (i) Seller for the period prior to and including the Closing Date and (ii) Buyer for the period after the Closing Date.

            (c)   Any bill, invoice or similar statement which is received after the Closing Date but which pertains to any services rendered or goods provided to Seller which is used in or for the operation of the Theatres shall be prorated and allocated among (i) Seller for the period prior to and including the Closing Date and (ii) Buyer for the period after the Closing Date.

            (d)   Any bill, invoice or similar statement in connection with any Theatre Assets prepaid by Seller prior to the Closing Date pertaining, in whole or in part, to services rendered or goods provided to Buyer after the Closing Date shall be prorated and allocated among (i) Seller for the period prior to and including the Closing Date and (ii) Buyer for the period after the Closing Date.

3.     CLOSING

  3.1.  Closing of Sale and Purchase

          Subject to the terms and conditions of this Agreement, the Closing shall take place at the offices of Hogan & Hartson L.L.P., 1200 Seventeenth Street, Suite 1500, Denver, Colorado 80202, at 10:00 a.m., local time, on the Closing Date.

  3.2.  Closing Deliveries by Seller

          At the Closing, Seller shall deliver to Buyer original copies of the following executed by Seller:

            (a)   an Assignment and Assumption of Lease with respect to each Theatre Lease;

            (b)   the Assignment and Assumption of Contracts and Permits;

            (c)   the Bill of Sale, Assignment and Assumption; and

            (d)   such other documents as Buyer may reasonably request in order to document properly the transactions provided under this Agreement.

  3.3.  Closing Deliveries by Buyer

          At the Closing, Buyer shall deliver to Seller the following (in the case of each document, an original copy of such document executed by Buyer):

            (a)   the Purchase Price as provided for in Section 2.4;

            (b)   an Assignment and Assumption of Lease with respect to each Theatre Lease;

            (c)   the Assignment and Assumption of Contracts and Permits; and

            (d)   the Bill of Sale, Assignment and Assumption.

4.     REPRESENTATIONS AND WARRANTIES OF SELLER

        Seller hereby represents and warrants to Buyer as follows:

  4.1.  Organization

          Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has the full and unrestricted corporate power and authority to carry on its business as currently conducted, to enter into this Agreement and each of the other Documents and to carry out the transactions contemplated hereby and thereby.

  4.2.  Authority and Capacity

          Seller has full legal right, capacity, power and authority to execute this Agreement and each of the other Documents and to consummate the transactions contemplated hereby and thereby.

  4.3.  Absence of Violation

          The execution, delivery and performance by Seller of this Agreement and the other Documents, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) conflict with, or violate any provision of, any Law having applicability to Seller, (b) conflict with, or result in any breach of, or constitute a default under, any material agreement to which Seller is a party or the certificate of incorporation or bylaws of Seller, or (c) require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any governmental authority.

  4.4.  Binding Obligation

          This Agreement constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws relating to or affecting creditors rights generally and by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

  4.5.  Theatre Assets

          Seller has good, valid and marketable title and all right and interest in and to the Theatre Assets, free and clear of any Encumbrances, with full right and lawful authority to sell and transfer the Theatre Assets to Buyer pursuant to this Agreement. On the Closing Date, Buyer shall acquire good, valid and marketable title to, and all right and interest in, the Theatre Assets, free and clear of all Encumbrances. The Theatre Assets so acquired at the Closing constitute all of the real, personal and mixed assets, property and rights, both tangible and intangible, which are owned, used or held for use for the operations of the Theatres as currently conducted.

5.     REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer hereby represents and warrants to Seller as follows:

  5.1.  Organization

          Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the full and unrestricted corporate power and authority to carry on its business as currently conducted, to enter into this Agreement and the other Documents and to carry out the transactions contemplated hereby and thereby.

  5.2.  Authority and Capacity

          Buyer has full legal right, capacity, power and authority to execute this Agreement and the other Documents and to consummate the transactions contemplated hereby and thereby.

  5.3.  Absence of Violation

          The execution, delivery and performance by Buyer of this Agreement and the other Documents, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) conflict with, or violate any provision of, any Law having applicability to Buyer, (b) conflict with, or result in any breach of, or constitute a default under, any material agreement to which Buyer is a party or the certificate of incorporation or bylaws of Buyer, or (c) require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any governmental authority.

  5.4.  Binding Obligation

          This Agreement constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws relating to or affecting creditors rights generally and by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

6.     CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

        The obligations of Seller under this Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions by Buyer, and failure to satisfy any such condition shall excuse and discharge all obligations of Seller to carry out the provisions of this Agreement, unless such failure is agreed to in writing by Seller:

  6.1.  Representations and Warranties

          The representations and warranties made by Buyer in this Agreement or any other Document shall be true and complete when made and on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes expressly permitted by this Agreement or any other Document.

  6.2.  Performance

          Buyer shall have performed and complied with all agreements and conditions required by this Agreement and the other Documents to be performed or complied with by such Buyer prior to the Closing Date.

  6.3.  Legal Proceedings

          No action or proceeding by or before any Governmental Authority shall have been instituted or threatened (and not subsequently dismissed, settled or otherwise terminated) that is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement or the other Documents, other than an action or proceeding instituted or threatened by Seller.

7.     CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

        The obligations of Buyer under this Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions by Seller, and failure to satisfy any such condition shall excuse and discharge all obligations of Buyer to carry out the provisions of this Agreement, unless such failure is agreed to in writing by Buyer:

  7.1.  Representations and Warranties

          The representations and warranties made by Seller in this Agreement or any other Document shall be true and complete when made, and on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes expressly permitted by this Agreement or any other Document.

  7.2.  Performance

          Seller shall have performed and complied with all agreements and conditions required by this Agreement and the other Documents to be performed or complied with prior to the Closing Date.

  7.3.  Legal Proceedings

          No action or proceeding by or before any Governmental Authority shall have been instituted or threatened (and not subsequently settled, dismissed or otherwise terminated) that is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement or the other Documents other than an action or proceeding instituted or threatened by Buyer.

  7.4.  Consents

          Seller shall have obtained prior to the Closing Date all consents, authorizations and approvals necessary to effect valid transfers and assignments to Buyer of all of the Theatre Assets and all other consents, authorizations and approvals necessary to consummate the transactions contemplated by this Agreement and the other Documents, each of which consents, authorizations and approvals shall be in form and substance satisfactory to Buyer.

8.     MISCELLANEOUS

  8.1.  Further Assurances

          Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents, and will obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

  8.2.  No Brokers

          Each of Buyer and Seller hereto represents and warrants to the other that such party has not engaged any broker, finder or agent in connection with the transactions contemplated by this Agreement and has not incurred (and will not incur) any unpaid liability to any broker, finder or agent for any brokerage fees, finders' fees or commissions, with respect to the transactions contemplated by this Agreement. Each party agrees to indemnify, defend and hold harmless each of the other parties from and against any and all Claims asserted against such parties for any such fees or commissions by any persons purporting to act or to have acted for or on behalf of the indemnifying party.

  8.3.  Expenses

          Each party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated hereunder, including all legal and accounting fees and disbursements.

  8.4.  Entire Agreement; Amendment

          This Agreement, including the Exhibits and other documents referred to herein or furnished pursuant hereto, constitutes the entire Agreement among the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by Buyer and Seller.

  8.5.  Waiver

          No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

  8.6.  Severability

          If any part of any provision of this Agreement or any other agreement or document given pursuant to or in connection with this Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement.

  8.7.  Governing Law

          This Agreement, the rights and obligations of the parties hereto, and any Claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware (excluding the choice of law rules thereof).

  8.8.  Headings

          Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

  8.9.  Execution in Counterparts

          To facilitate execution, this Agreement may be executed by facsimile and in as many counterparts as may be required. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single Agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

  8.10. Limitation on Benefits

          The covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

  8.11. Binding Effect

          Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and assigns.

[Signature Page to Follow]

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first above written.

BUYER:
UNITED ARTISTS THEATRE GROUP
By:	/s/ PETER B. BRANDOW Peter B. Brandow Vice President and Secretary
SELLER:
UNITED ARTISTS THEATRE CIRCUIT, INC.
By:	/s/ PETER B. BRANDOW Peter B. Brandow Vice President and Secretary

SCHEDULE 1
THEATRES

Theatre Number	Theatre Name
331320	UNION SQUARE
331159	SHEEPSHEAD BAY
331273	UA WESTBURY THEATRE
191323	CITIPLACE 11
391259	RIVERVIEW PLAZA
151299	GALAXY 14
061287	DENVER WEST VILLAGE 12
061315	DENVER PAVILIONS 15
391269	OXFORD VALLEY THEATRE
391329	KING OF PRUSSIA STADIUM 15
051286	LAGUNA VILLAGE 12
471275	FAIRFAX TOWNE CENTER
321307	COTTONWOOD THEATRE
391290	UA GRANT PLAZA
331318	CORTLANDT TOWN CENTER
061308	COLORADO CENTER 9
441322	UA EASTCHASE MARKET 9
441312	NORTH CREEK 10
061324	TWIN PEAKS MALL 10
051270	UA LA CANADA 8
111283	NORTH POINT MARKET 8
051231	EMERY BAY 10
111309	PERIMETER POINTE
061130	CONTINENTAL
101195	SANTA ROSA 10
101301	SEMINOLE TOWNE CENTER
051158	UA MARINA DEL REY
051169	ARDEN FAIR 6
051174	UA LONG BEACH
321245	DEVARGAS MALL CINEMA
321297	FOUR HILLS THEATRE
321244	WINROCK VI
321246	UA SOUTH
051234	UA EAST HILLS
321265	UA NORTH
061268	THORNTON TOWN CENTER 10
321262	HIGH RIDGE THEATRE
061248	COLORADO WEST 4
061550	COLORADO MILLS
051161	NORTH HOLLYWOOD 6
091551	GALLERY PLACE
111346	ATLANTIC STATION
331139	MOVIES @ PATCHOGUE
051171	STATE THEATRE 4
101180	LAUDERHILL 13
331137	CROSSBAY THEATRE I
331179	CORAM THEATRE
331155	MARBORO THEATRE

SCHEDULE 2
LEASES

1.
Agreement of Lease dated December 13, 1996 between OTR, as landlord, and United Artists Theatre Circuit, Inc., a Maryland corporation, as tenant, as amended (Theatre No. 331320)

2.
Agreement of Lease dated May 23, 1985 between Shore Parkway Associates, a New York partnership, as landlord, and United Artists Theatre Circuit, Inc., a Maryland corporation, as tenant, as amended (Theatre No. 331159)

3.
Agreement of Lease dated May    , 1999 between Lerner Sibling Partnership and Briar Ridge Realty, L.L.C., as landlord, and United Artists Theatre Circuit, Inc., a Maryland corporation, as tenant, as amended (Theatre No. 331273)

4.
Agreement of Lease dated July 1, 1996 between 5615 Associates Limited Partnership, a Louisiana limited partnership, as landlord, and United Artists Theatre Circuit, Inc., a Maryland corporation, as tenant, as amended (Theatre No. 191323)

5.
Agreement of Lease dated August 4, 1989 between Reed Development Associates, Inc., as landlord, and United Artists Theatre Circuit, Inc., a Maryland corporation, as tenant, as amended (Theatre No. 391259)

6.
Agreement of Lease dated March 20, 1995 between Glendale Partners at Fairfield Crossing, LLC, an Indiana limited liability company, as landlord, and United Artists Theatre Circuit, Inc., a Maryland corporation, as tenant, as amended (Theatre No. 151299)

7.
Lease dated July 15, 1996 between Denver West Village, Inc., as landlord, and United Artists Theatre Circuit, Inc., a Maryland corporation, as tenant, as amended (Theatre No. 061287)

8.
Lease dated November 21, 1995 between Entertainment Development Group, Inc., as landlord, and United Artists Theatre Circuit, Inc., a Maryland corporation, as tenant, as amended (Theatre No. 061315)

9.
Ground Lease dated March 31, 1992 between Lincoln Plaza Associates, a Pennsylvania limited partnership, as landlord, and United Artists Theatre Circuit, Inc., a Maryland corporation, as tenant, as amended (Theatre No. 391269)

10.
Ground Lease dated May 15, 1998 between ORIX RAM Montgomery Venture, an Illinois general partnership, as landlord, and United Artists Theatre Circuit, Inc., a Maryland corporation, as tenant, as amended (Theatre No. 391329)

11.
Lease dated February 15, 1994 between Pan Pacific Development (Laguna), Inc., a California corporation, as landlord, and United Artists Theatre Circuit, Inc., a Maryland corporation, as tenant, as amended (Theatre No. 051286)

12.
Lease dated November 19, 1993 between Homart Development Co., a Delaware corporation, as landlord, and United Artists Theatre Circuit, Inc., a Maryland corporation, as tenant, as amended (Theatre No. 471275)

13.
Lease dated May 17, 1996 between Simon Property Group, L.P., a Delaware limited partnership, d/b/a Simon Real Estate Group Limited Partnership, as landlord, and United Artists Theatre Circuit, Inc., a Maryland corporation, as tenant, as amended (Theatre No. 321307)

14.
Ground Lease dated December 10, 1993 between Grant Plaza Associates, as landlord, and United Artists Theatre Circuit, Inc., a Maryland corporation, as tenant, as amended (Theatre No. 391290)

15.
Lease dated July 15, 1996 between Cortlandt Town Center Limited Partnership, a New York limited partnership, as landlord, and United Artists Theatre Circuit, Inc., a Maryland corporation, as tenant, as amended (Theatre No. 331318)

16.
Lease dated November 1, 1996 between WRC Properties, Inc., a Delaware corporation, as landlord, and United Artists Theatre Circuit, Inc., a Maryland corporation, as tenant, as amended (Theatre No. 061308)

17.
Lease dated November 7, 1995 between OPUS South Corporation, a Florida corporation, as landlord, and United Artists Theatre Circuit, Inc., a Maryland corporation, as tenant, as amended (Theatre No. 441322)

18.
Lease dated July 3, 1995 between North Creek Group, Ltd., a Texas limited partnership, as landlord, and United Artists Theatre Circuit, Inc., a Maryland corporation, as tenant, as amended (Theatre No. 441312)

19.
Lease dated May 15, 1996 between Twin Peaks Mall Associates, Ltd., a Colorado limited partnership, as landlord, and United Artists Theatre Circuit, Inc., a Maryland corporation, as tenant, as amended (Theatre No. 061324)

20.
Lease dated January 28, 1994 between Gary Zentmyer Development, a California corporation, as landlord, and United Artists Theatre Circuit, Inc., a Maryland corporation, as tenant, as amended (Theatre No. 051270)

21.
Lease dated February 11, 1994 between North Point Market Associates, L.P., a Georgia limited partnership, as landlord, and United Artists Theatre Circuit, Inc., a Maryland corporation, as tenant, as amended (Theatre No. 111283)

22.
United Artists Theatre Lease for the Emeryville Market Place dated December 14, 1987 between Emeryville Market Partners, a California limited partnership, as landlord, and United Artists Theatre Circuit, Inc., a Maryland corporation, as tenant, as amended (Theatre No. 051231)

23.
Lease dated December 30, 1994 between Homart Development Co., a Delaware corporation, as landlord, and United Artists Theatre Circuit, Inc., a Maryland corporation, as tenant, as amended (Theatre No. 111309)

24.
Lease dated April 19, 1995 between The Contalp LLC, a Colorado limited liability company, as landlord, and United Artists Theatre Circuit, Inc., a Maryland corporation, as tenant, as amended (Theatre No. 061130)

25.
Lease dated December 21, 1993 between State of California Public Employees' Retirement System, as landlord, and United Artists Theatre Circuit, Inc., a Maryland corporation, as tenant, as amended (Theatre No. 101195)

26.
Seminole Towne Center Lease dated March 1, 1995 between Seminole Towne Center Limited Partnership, an Indiana limited partnership, as landlord, and United Artists Theatre Circuit, Inc., a Maryland corporation, as tenant, as amended (Theatre No. 101301)

27.
Lease dated November 1, 1972 between Villa Marina MHRP V, LLC, as landlord, and United Artists Theatre Circuit, Inc., a Maryland corporation, as tenant, as amended (Theatre No. 051158)

28.
Lease dated October 7, 1980 between Arden Fair Associates, as landlord, and United Artists Theatre Circuit, Inc., a Maryland corporation, as tenant, as amended (Theatre No. 051169)

29.
Marketplace Shopping Center Standard Lease dated July 28, 1975 between Bixby Ranch Company, a California corporation, as landlord, and United Artists Theatre Circuit, Inc., a Maryland corporation, as tenant, as amended (Theatre No. 051174)

30.
Lease dated September 23, 1977 between DeVargas Center Joint Venture, as landlord, and United Artists Theatre Circuit, Inc., a Maryland corporation, as tenant, as amended (Theatre No. 321245)

2

31.
Lease dated February 28, 1995 between SKW Real Estate Limited Partnership, a Delaware limited partnership, as landlord, and United Artists Theatre Circuit, Inc., a Maryland corporation, as tenant, as amended (Theatre No. 321297)

32.
Winrock License Agreement dated November 21, 2001 The Prudential Insurance Company of America, as licensor, and United Artists Theatre Circuit, Inc., a Maryland corporation, as licensee, as amended (Theatre No. 321244)

33.
Lease dated December 31, 1984 between Villa Linda Mall, Ltd., a New Mexico limited partnership, as landlord, and United Artists Theatre Circuit, Inc., a Maryland corporation, as tenant, as amended (Theatre No. 321246)

34.
Shopping Center Lease dated February 10, 1989 between Bakersfield Retail Center, L.L.C., a Delaware limited liability company, as landlord, and United Artists Theatre Circuit, Inc., a Maryland corporation, as tenant, as amended (Theatre No. 051234)

35.
Lease dated February 28, 1991 between Villa Linda Mall, Ltd., a New Mexico limited partnership, as landlord, and United Artists Theatre Circuit, Inc., a Maryland corporation, as tenant, as amended (Theatre No. 321365)

36.
Shopping Center Lease dated October 10, 1991 between Hyper Real Estate (Colorado), Inc., a Colorado corporation, as landlord, and United Artists Theatre Circuit, Inc., a Maryland corporation, as tenant, as amended (Theatre No. 061268)

37.
Lease dated May 23, 1990 between High Ridge-Rand Theatres Joint Venture, a New Mexico joint venture, as landlord, and United Artists Theatre Circuit, Inc., a Maryland corporation, as tenant, as amended (Theatre No. 321262)

38.
Agreement of Lease dated March 18, 1986 between The Equitable Life Assurance Society of the United States, as landlord, and United Artists Theatre Circuit, Inc., a Maryland corporation, as tenant, as amended (Theatre No. 061248)

39.
Lease dated January 18, 2002 between Colorado Mills Limited Partnership, a Delaware limited partnership, as landlord, and United Artists Theatre Circuit, Inc., a Maryland corporation, as tenant, as amended (Theatre No. 061550)

40.
Lease dated January 7, 1977 between Teachers Insurance and Annuity Association, a New York corporation, as landlord, and United Artists Theatre Circuit, Inc., a Maryland corporation, as tenant, as amended (Theatre No. 051161)

41.
Lease dated December 31, 2001 between Gallery Place Holdings, L.L.C., a Delaware limited liability company, as landlord, and United Artists Theatre Circuit, Inc., a Maryland corporation, as tenant, as amended (Theatre No. 091551)

42.
Lease dated April 25, 2002 between Atlantic Town enter, L.L.C., a Delaware limited liability company, as landlord, and United Artists Theatre Circuit, Inc., a Maryland corporation, as tenant, as amended (Theatre No. 111346)

43.
Master Lease dated October 1, 1998 between United Artists Properties I Corp., a Colorado corporation, as landlord, and United Artists Theatre Circuit, Inc., a Maryland corporation, as tenant, as amended, with respect to Theatre Nos. 331139, 051171, 101180, 331137, 331179 and 331155

3

EXHIBIT A
CERTAIN DEFINITIONS

        "Affiliate" of a Person shall mean any Person, which, directly or indirectly, controls, is controlled by or is under common control with such Person.

        "Assignment and Assumption of Contracts and Permits" means that certain Assignment and Assumption of Contracts and Permits, dated as of the Closing Date and executed by the parties hereto, substantially in the form attached hereto as Exhibit B.

        "Assignment and Assumption of Lease" means that certain Assignment and Assumption of Lease, dated as of the Closing Date and executed by the parties hereto, substantially in the form attached hereto as Exhibit C.

        "Assumed Liabilities" means, other than the Excluded Liabilities, all debts, liabilities, commitments, obligations, duties and responsibilities of any kind and description of Seller (i) in connection with the Theatre Leases and Contracts on or after the Closing Date, (ii) incurred in connection with the Theatre Assets on or after the Closing Date, and (iii) straight line rent liabilities associated with the Theatre Leases and current liabilities associated with the Theatre Assets.

        "Bill of Sale, Assignment and Assumption" means that certain Bill of Sale, Assignment and Assumption, dated as of the Closing Date and executed by Seller, substantially in the form attached hereto as Exhibit D.

        "Claims" means all demands, claims, actions or causes of action, assessments, losses, damages (including, without limitation, diminution in value), liabilities, costs and expenses, including, without limitation, interest, penalties and attorneys' fees and disbursements.

        "Closing" means the closing of the sale and purchase of the Theatre Assets pursuant to the Agreement.

        "Closing Date" shall have the meaning set forth in the preamble to this Agreement.

        "Contracts" means all contracts, agreements, commitments, understandings and licenses used or useful in connection with the operations of the Theatres to which Seller is a party, other than the Theatre Leases but including the Equipment Leases.

        "Documents" means this Agreement, an Assignment and Assumption of Lease with respect to each Theatre Lease, the Assignment and Assumption of Contracts and Permits and the Bill of Sale, Assignment and Assumption.

        "Equipment" means any and all equipment, machinery, cash registers, projectors, tools, furniture, furnishings, fittings and motor vehicles and spare parts and accessories for such items owned by Seller and used or useful in operating the Theatres.

        "Equipment Leases" means any and all leases of Equipment.

        "Encumbrance" means any mortgage, lien, pledge, encumbrance, security interest, deed of trust, option, encroachment, reservation, order, decree, judgment, condition, restriction, charge, agreement, Claim or equity of any kind.

        "Exhibit" means an exhibit attached to the Agreement.

        "Governmental Authority" shall mean any agency, public or regulatory authority, instrumentality, department, commission, court, ministry, tribunal or board of any government, whether foreign or domestic and whether national, federal, provincial, state, regional, local or municipal.

        "Inventory" means the inventory of the Theatres as of the Closing Date, including, but not limited to, all concession items owned by Seller and used or useful in operating the Theatres (including goods in transit and inventory ordered and paid for by Seller prior to the Closing Date).

        "Knowledge" with respect to any particular representation or warranty contained in this Agreement, when used to apply to the "Knowledge" of Seller, shall be deemed to be followed by the phrase "after due inquiry" (which due inquiry shall have been made in the ordinary course of Seller's business and, to the extent possible taking into account the need for confidentiality) and shall mean the actual knowledge or conscious awareness after due inquiry of (a) the chief financial officer of Seller or such Person acting in a similar capacity, (b) the chief executive officer of Seller or such Person acting in a similar capacity, and (c) the legal staff of Seller.

        "Laws" means all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified persons or entities and to the businesses and assets thereof.

        "Litigation" shall mean any litigation, legal action, arbitration, proceeding, demand, claim or investigation pending, or, to the Knowledge of Seller, threatened, planned or reasonably probable, against, affecting or brought by or against Seller or any present or former employees or agents affiliated at any time with Seller relating to the business, operations, assets or liabilities of Seller.

        "Permits" means all franchises, approvals, permits, authorizations, applications, licenses, orders, registrations, certificates, variances and other similar permits or rights obtained by Seller from any governmental authority in connection with the operation of the Theatres and all pending applications therefor.

        "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, firm, partnership or other entity or government or Governmental Authority.

        "Section" means a Section (or a subsection) of the Agreement.

        "Subsidiary(ies)" shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are, at the time the representation is made, directly or indirectly owned by the Person in question.

        "Taxes" shall mean all taxes, charges, fees, duties, levies, penalties or other assessments, including, without limitation, income, gross receipts, excise, real and personal property, sales, use, transfer, license, payroll, withholding, social security, franchise, unemployment insurance, workers' compensation, employer health tax or other taxes, imposed by any Governmental Authority and shall include any interest, penalties or additions to tax attributable to any of the foregoing.

        "Theatres" means the theatres identified on Schedule 1 attached hereto.

        "Theatre Assets" means all of Seller's right, title and interest in, under and to all of the assets, properties and rights of Seller used or useful in operating the Theatres on the Closing Date of every kind, nature and description, whether such assets, properties and rights are real, personal or mixed, tangible or intangible, including without limitation, all of the assets, properties and rights enumerated below:

  (a)
  the Theatre Leases;

  (b)
  the Contracts;

  (c)
  the Equipment;

  (d)
  the Permits; and

  (e)
  the Inventory.

        "Theatre Leases" means the real property leases set forth on Schedule 2 hereto and any sublease, license, or other written agreement (including any amendment, modification or supplement to any such lease, sublease, license or other written agreement) made or entered into prior to the Closing under the terms of which Seller or any of its Subsidiaries has any right to occupy or use any Theatre or any part thereof or interest therein.

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EXHIBIT B
ASSIGNMENT AND ASSUMPTION OF CONTRACTS AND PERMITS

        THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS AND PERMITS dated as of June    , 2003 is made and entered into by and between United Artists Theatre Circuit, Inc., a Maryland corporation ("Assignor"), and United Artists Theatre Group, a Delaware corporation ("Assignee"), pursuant to the Asset Purchase Agreement dated as of June    , 2003 between Assignor and Assignee (the "Purchase Agreement"). All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

        WHEREAS, pursuant to and under the Purchase Agreement, Assignor desires to assign to Assignee all of Assignor's right, title and interest in, to and under the Contracts and the Permits; and

        WHEREAS, Assignee desires to acquire all of Assignor's right, title and interest in, to and under the Contracts and the Permits.

        NOW, THEREFORE, in consideration of the payment by Assignee of the Purchase Price pursuant to the Purchase Agreement, the receipt and sufficiency of which is hereby acknowledged, and in further consideration of the mutual covenants and agreements contained in the Purchase Agreement, Assignor and Assignee hereby agree as follows:

        1.    Assignment.    As of the date hereof, Assignor does hereby bargain, sell, assign, transfer, convey and deliver to Assignee all of Assignor's right, title and interest in, to and under the Contracts and the Permits.

        2.    Assumption.    As of the date hereof, Assignee hereby assumes and undertakes to pay, satisfy and discharge all of Assignor's obligations and liabilities under, and comply with all terms of, the Contracts and the Permits from and after the date hereof.

        3.    Miscellaneous.    This Assignment and Assumption of Contracts and Permits constitutes the entire agreement between the parties hereto pertaining to the subject matter herein. No supplements, modifications or amendments of this Assignment and Assumption of Contracts and Permits shall be binding unless in writing, executed by the parties hereto. This Assignment and Assumption of Contracts and Permits shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware (excluding the choice of law rules thereof). The headings of this Assignment and Assumption of Contracts and Permits are for purposes of reference only and shall not limit or define the meaning of the provisions hereof. This Assignment and Assumption of Contracts and Permits may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one and the same instrument. Facsimile signatures shall be binding as though original. If any term of this Assignment and Assumption of Contracts and Permits is determined to be invalid or unenforceable, it will not affect the validity of the remaining terms. Wherever used herein, the singular shall include the plural and the use of any gender shall be applicable to all genders. This Assignment and Assumption of Contracts and Permits shall be binding upon and be for the benefit of the parties hereto and their respective successors and assigns.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption of Contracts and Permits as of the date first above written.

ASSIGNOR:		ASSIGNEE:
UNITED ARTISTS THEATRE CIRCUIT, INC., a Maryland corporation		UNITED ARTISTS THEATRE GROUP, a Delaware corporation
By:		By:
Name:	Peter B. Brandow	Name:	Peter B. Brandow
Title:	Vice President and Secretary	Title:	Vice President and Secretary

2

EXHIBIT C
ASSIGNMENT AND ASSUMPTION OF LEASE

        THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this "Agreement") is made and entered into this    day of June 2003, (the "Effective Date") by and between United Artists Theatre Circtuit, Inc., a Maryland corporation, ("Assignor"), and United Artists Theatre Group, a Delaware corporation ("Assignee").

RECITALS

        A.    Assignor is the current tenant under that certain Lease Agreement dated                        , as amended from time to time (collectively, the "Lease"), for the premises more particularly described in the Lease (the "Premises");

        B.    Assignor desires to assign the Lease to Assignee and Assignee desires to undertake the obligations of tenant under the Lease;

        C.    Immediately following the assignment of the Lease to Assignee, Regal Cinemas, Inc, a Tennessee corporation, an indirect wholly owned subsidiary of Regal Entertainment Group, a Delaware corporation, will purchase all of the outstanding capital stock of Assignee; and

        D.    The parties desire to enter into this Agreement in furtherance of the foregoing.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee each hereby agree as follows:

        1.    Assignment.    As of the date hereof, Assignor hereby assigns and transfers to Assignee all of Assignor's right, title, and interest as tenant under the Lease.

        2.    Assumption.    As of the date hereof, Assignee hereby assumes and agrees to duly and punctually perform, and be bound by, all of the covenants, agreements, liabilities and obligations of Tenant under the Lease, arising out of, or with respect to, the period from and after the Effective Date. Additionally, Assignee hereby assumes and agrees directly with the landlord under the Lease to be bound by all the obligations of the Tenant under the Lease, including, without limitation, the obligation to pay the rent and other amounts provided for under the Lease. This Agreement shall not relieve Assignor of any of its obligations under the Lease, and Assignor shall remain fully liable therefor.

        3.    Miscellaneous.    This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter herein. No supplements, modifications or amendments of this Agreement shall be binding unless in writing, executed by the parties hereto. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State in which the Premises are located. The headings of this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one and the same instrument. Facsimile signatures shall be binding as though original. If any term of this Agreement is determined to be invalid or unenforceable, it will not affect the validity of the remaining terms. Wherever used herein, the singular shall include the plural and the use of any gender shall be applicable to all genders. This Agreement shall be binding upon and be for the benefit of the parties hereto and their respective successors and assigns.

        IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement as of the date first above written.

ASSIGNOR:		ASSIGNEE:
UNITED ARTISTS THEATRE CIRCUIT, INC., a Maryland corporation		UNITED ARTISTS THEATRE GROUP, a Delaware corporation
By:		By:
Name:	Peter B. Brandow	Name:	Peter B. Brandow
Title:	Vice President and Secretary	Title:	Vice President and Secretary

2

EXHIBIT D
BILL OF SALE, ASSIGNMENT AND ASSUMPTION

        THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION (the "Bill of Sale") dated as of June     , 2003 is made and entered into by and between United Artists Theatre Circuit, Inc., a Maryland corporation ("Seller"), and United Artists Theatre Group, a Delaware corporation ("Buyer"), pursuant to the Asset Purchase Agreement dated as of June     , 2003 between Seller and Buyer (the "Purchase Agreement"). All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

        WHEREAS, pursuant to the Purchase Agreement, Seller desires to transfer to Buyer pursuant to the Purchase Agreement all of Seller's right, title and interest in and to the Theatre Assets, other than the Theatre Leases, the Contracts and the Permits; and

        WHEREAS, Buyer desires to acquire all of Seller's right, title and interest in and to such Theatre Assets and to assume the Assumed Liabilities.

        NOW THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

        1.    Sale and Assignment.    Seller hereby assigns, transfers, conveys and delivers to Buyer, its successors and assigns, Seller's entire right, title and interest in and to the Theatre Assets (other than the Theatre Leases, the Contracts and the Permits), all of which are to be held and enjoyed by Buyer for its own use and for the use of its successors, assigns and other legal representatives.

        2.    Purchase and Assumption.    As partial consideration for the sale, assignment, transfer, conveyance and delivery by Seller to Buyer of Seller's right, title and interest in and to the Theatre Assets (other than the Theatre Leases, the Contracts and the Permits), Buyer hereby assumes and agrees to pay, perform and discharge as and when due each of the Assumed Liabilities to be performed after the Closing Date.

        3.    Attorney-in-Fact.    Seller hereby appoints and constitutes Buyer as attorney-in-fact for Seller with respect to the transfer of title of any of the Theatre Assets. Buyer's authority hereunder shall include, without limitation, the authority to execute and receive any certificate of ownership or other document to transfer title to any Theatre Assets, and to take any other actions necessary or incident to the powers granted to Buyer in this Bill of Sale, Assignment and Assumption.

        4.    Miscellaneous.    This Bill of Sale constitutes the entire agreement between the parties hereto pertaining to the subject matter herein. No supplements, modifications or amendments of this Bill of Sale shall be binding unless in writing, executed by the parties hereto. This Bill of Sale shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware (excluding the choice of law rules thereof). The headings of this Bill of Sale are for purposes of reference only and shall not limit or define the meaning of the provisions hereof. This Bill of Sale may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one and the same instrument. Facsimile signatures shall be binding as though original. If any term of this Bill of Sale is determined to be invalid or unenforceable, it will not affect the validity of the remaining terms. Wherever used herein, the singular shall include the plural and the use of any gender shall be applicable to all genders. This Bill of Sale shall be binding upon and be for the benefit of the parties hereto and their respective successors and assigns.

        IN WITNESS WHEREOF, Seller and Buyer have executed this Bill of Sale as of the date first above written.

SELLER:		BUYER:
UNITED ARTISTS THEATRE CIRCUIT, INC., a Maryland corporation		UNITED ARTISTS THEATRE GROUP, a Delaware corporation
By:		By:
Name:	Peter B. Brandow	Name:	Peter B. Brandow
Title:	Vice President and Secretary	Title:	Vice President and Secretary

2

QuickLinks

ASSET PURCHASE AGREEMENT BETWEEN UNITED ARTISTS THEATRE GROUP AND UNITED ARTISTS THEATRE CIRCUIT, INC.
ASSET PURCHASE AGREEMENT
SCHEDULE 1 THEATRES
SCHEDULE 2 LEASES
EXHIBIT A CERTAIN DEFINITIONS
EXHIBIT B ASSIGNMENT AND ASSUMPTION OF CONTRACTS AND PERMITS
EXHIBIT C ASSIGNMENT AND ASSUMPTION OF LEASE
RECITALS
EXHIBIT D BILL OF SALE, ASSIGNMENT AND ASSUMPTION